NORTHERN LIGHTS FUND TRUST

ROANOKE SMALL-CAP GROWTH FUND

Proxy for a Special Meeting of Shareholders

to be Held March 27, 2009

The undersigned hereby constitutes and appoints Emile Molineaux and Andrew Rogers, or any of them, with the power of substitution and resubstitution, as proxies to appear and vote all of the shares of stock standing in the name of the undersigned on the Record Date at the Special Meeting of the Shareholders of Roanoke Small-Cap Growth Fund (the “Fund”) to be held at 450Wireless Boulevard, Hauppauge, NY 11788 on the 27th day of March 2009 at 10:00 a.m. (Eastern time), or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

THE BOARD OF TRUSTEES OF NORTHERN LIGHTS FUND TRUST RECOMMENDS A VOTE FOR THE FOLLOWING:

This proxy will be voted as specified below with respect to the action to be taken on the following proposal.

To approve an Agreement and Plan of Reorganization, dated as of January 13, 2009, by and between the Trust, on behalf of the Roanoke Small-Cap Growth Fund, and Catalyst Funds, on behalf of the Catalyst Value Fund, a series of Catalyst Funds that provides for: (i) the transfer of all of the assets and liabilities of the Roanoke Small-Cap Fund in exchange for A and I Class shares of the Catalyst Value Fund, a series of Catalyst Funds; (ii) the distribution of shares of the Catalyst Value Fund so received to shareholders of the Roanoke Small-Cap Growth Fund; and (iii) the liquidation and termination of the Roanoke Small-Cap Fund.

FOR_______                           AGAINST_________                                    ABSTAIN________

IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR THE PROPOSALS.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

Please sign, date and return the proxy card promptly using the enclosed postage-paid envelope. Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote “for” the Proposal.

By signing and dating this card, you are authorizing the proxies to vote on the Proposal as marked.  If not marked, proxies will vote “for” the Proposal and as they see fit on any other matter as may properly come before the Special Meeting.  If you do not intend to personally attend the Special Meeting, please complete and mail this card at once in the enclosed postage-paid envelope.

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SIGNATURE                                                                                      DATE

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SIGNATURE (JOINT OWNER)                                                       DATE

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TITLE (IF NECESSARY)

This proxy is solicited on behalf of Northern Light Fund Trust’s Board of Trustees, who unanimously recommends that you vote in favor of the Proposal.